Exhibit 8.1

HUNTON ANDREWS KURTH LLP FOUNTAIN PLACE 1445 ROSS AVENUE SUITE 3700 DALLAS, TEXAS 75202-2799 TEL 214 • 979 • 3000 FAX 214 • 880 • 0011

October 9, 2019

Summit Financial Group, Inc.

P.O. Box 179

300 N. Main Street

Moorefield, West Virginia 26836

Re:	Federal Income Tax Opinion Issued to Summit Financial Group, Inc. in Connection with the merger of Cornerstone Financial Services, Inc. into a subsidiary of Summit Financial Group, Inc.

Ladies and Gentlemen:

We have acted as special counsel to Summit Financial Group, Inc., a West Virginia corporation (“Summit”), in connection with the proposed merger (the “Merger”) of Cornerstone Financial Services, Inc., a West Virginia corporation (“Cornerstone”), with and into CFS Merger Sub, LLC, a newly formed West Virginia limited liability company that is a wholly-owned subsidiary of Summit’s wholly-owned banking subsidiary, Summit Community Bank, Inc. (“Merger Sub”), with Merger Sub as the surviving entity, pursuant to the terms of that certain Agreement and Plan of Merger, dated as of September 17, 2019, by and between Summit and Cornerstone (the “Merger Agreement”). Pursuant to the requirements of Section 7.2(d) of the Merger Agreement, you have asked us to render certain opinions with respect to the federal income tax treatment of the Merger under the Internal Revenue Code of 1986, as amended (the “Code”). Except as otherwise indicated, capitalized terms used herein shall have the meanings assigned to them in the Merger Agreement.

Set forth below are our opinions, together with the representations, assumptions and documents upon which we have relied in rendering our opinions.

A. Documents Reviewed

In connection with the opinions rendered below, we have reviewed and relied upon the following documents:

1.    the Merger Agreement;

ATLANTA AUSTIN BANGKOK BEIJING BOSTON BRUSSELS CHARLOTTE DALLAS DUBAI HOUSTON LONDON

LOS ANGELES MIAMI NEW YORK NORFOLK RICHMOND SAN FRANCISCO THE WOODLANDS TYSONS WASHINGTON, DC

www.HuntonAK.com

October 9, 2019

2.     the Registration Statement of Summit originally filed on Form S-4 with the Securities and Exchange Commission on October 9, 2019, and as subsequently amended (the “Registration Statement”);

3.    the Certificates of Cornerstone and Summit, delivered to us on or about October 9, 2019, with respect to various factual representations and certifications (collectively, the “Certificates”); and

4.    such other documents as we have deemed necessary or appropriate for purposes of this opinion.

B.	Representations

In connection with the opinions rendered below, we have reviewed and relied upon the factual representations set forth in the Certificates.

C. Assumptions

In connection with the opinions rendered below, we have assumed that:

1.    all signatures on all documents submitted to us are genuine, that all documents submitted to us as originals are authentic, that all documents submitted to us as copies are accurate, that all information submitted to us is accurate and complete, and that all persons executing and delivering originals or copies of documents examined by us are competent to execute and deliver such documents;

2.    the Merger and the other transactions specified in the Merger Agreement will be consummated as contemplated in the Merger Agreement, without waiver of any material provision thereof;

3.      the Merger will be reported by Cornerstone and Summit on their respective income tax returns in a manner consistent with the opinion set forth below; and

4.    the Certificates are true and accurate in all material respects as of the Effective Time of the Merger.

D. Opinion

Based solely upon the documents and assumptions set forth above and conditioned upon the initial and continuing accuracy of the factual representations set forth in the Certificates as of the date hereof and as of the date of the Effective Time of the Merger and subject to the limitations set forth herein and the assumptions, limitations and qualifications set forth in the Registration Statement:

October 9, 2019

1.	it is our opinion that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code; and

2.    we hereby confirm that the discussion set forth in the Registration Statement under the heading “MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER” to the extent that such discussion relates to matters of United States federal income tax law, is our opinion as to the material United States federal income tax consequences of the Merger.

E. Limitations

1.    Except as otherwise indicated, the opinions contained in this letter are based upon the Code and its legislative history, the Treasury regulations promulgated thereunder (the “Regulations”), judicial decisions, and current administrative rulings and practices of the United States Internal Revenue Service (the “Internal Revenue Service”), all as in effect on the date of this letter. These authorities may be amended or revoked at any time. Any such changes may or may not be retroactive with respect to transactions entered into or contemplated prior to the effective date thereof and could significantly alter the conclusions reached in this letter. There is no assurance that legislative, judicial, or administrative changes will not occur in the future. We assume no obligation to update or modify this letter to reflect any developments that may occur after the date of this letter.

2.    The opinions expressed herein represent counsel’s best legal judgment and are not binding upon the Internal Revenue Service or the courts and are dependent upon the accuracy and completeness of the documents we have reviewed under the circumstances, the assumptions made and the factual representations contained in the Certificates. To the extent that any of the factual representations provided to us in the Certificates are with respect to matters set forth in the Code or the Regulations, we have reviewed with the individuals making such factual representations the relevant portions of the Code and the applicable Regulations and are reasonably satisfied that such individuals understand such provisions and are capable of making such factual representations. We have made no independent investigation of the assumptions set forth above, the facts contained in the documents or the factual representations set forth in the Certificates or the Merger Agreement. No facts have come to our attention, however, that would cause us to question the accuracy and completeness of such assumptions, facts or documents in a material way. Any material inaccuracy or incompleteness in these documents, assumptions or factual representations (whether made by either Cornerstone or Summit) could adversely affect the opinions stated herein.

October 9, 2019

3.    No opinion is expressed as to any federal income tax consequence of the Merger or the other transactions contemplated by the Merger Agreement except as specifically set forth herein, and this opinion may not be relied upon except with respect to the consequences specifically discussed herein. This opinion does not address the various state, local or foreign tax consequences that may result from the Merger or the other transactions contemplated by the Merger Agreement.

4.    Our opinion is a limited scope opinion that addresses only the issues described in Section D of this letter. Additional issues may exist that affect the federal income tax treatment of the Merger or the parties to the Merger that are not addressed by this limited scope opinion and this opinion cannot be relied on for the purpose of avoiding tax penalties with regard to any such federal income tax issue that is not addressed in Section D of this letter.

5.    This opinion letter is issued to Summit solely for the benefit of Summit and its shareholders in connection with the Merger. This opinion letter may be filed as an exhibit to the Registration Statement. Furthermore, we consent to the reference to Hunton Andrews Kurth LLP, under the captions “MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER” in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ HUNTON ANDREWS KURTH LLP